                                                                     Exhibit 4.1


                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                                      OF
                           SERIES A PREFERRED STOCK,
                         SERIES B PREFERRED STOCK and
                           SERIES C PREFERRED STOCK
                                      OF
                             THE RIGHT START, INC.

                    (Pursuant to Section 401 of the General
                  Corporation Law of the State of California)

                  ___________________________________________


     The undersigned, Jerry R. Welch and Gina M. Shauer, hereby certify that (1) they are the President and Chief Executive Officer, and the Secretary, respectively, of The Right Start, Inc., a California corporation (the "Corporation"), and (2) under authority given by the Corporation's Second
 -----------
Amended and Restated Articles of Incorporation (the "Restated Articles"), the
                                                     -----------------
Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

     WHEREAS, the Restated Articles provide for a class of shares known as "Preferred Stock," issuable from time to time in one or more series;

     WHEREAS, the Board of Directors of the Corporation is authorized to determine the rights, preferences, privileges, and restrictions granted to or imposed on any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them;

     WHEREAS, the Restated Articles provided that the Corporation is authorized to issue Two Hundred and Fifty Thousand (250,000) shares of Preferred Stock;

     WHEREAS, the Corporation has not issued any shares of Preferred Stock and the Board of Directors of the Corporation desires to determine the rights, preferences, privileges, and restrictions relating to three (3) series of Preferred Stock and the number of shares constituting and the designation of such series;

     WHEREAS, the Board of Directors of the Corporation has duly adopted resolutions creating three series of Preferred Stock designated as follows: (i) Series A Mandatorily Redeemable Preferred Stock, (ii) Series B Convertible Preferred Stock and (iii) Series C Convertible Preferred Stock;

     WHEREAS, the Board of Directors of the Corporation has determined that (i) 30,000 shares of Preferred Stock shall be designated as Series A Mandatorily Redeemable Preferred Stock, (ii) 30,000 shares of Preferred Stock shall be designated as Series B Convertible Preferred Stock and (iii) 38,500 shares of Preferred Stock shall be designated as Series C Convertible Preferred Stock;

     NOW, THEREFORE, BE IT RESOLVED, that pursuant to Article III of the Restated Articles, the Board of Directors hereby determines the designation of, number of shares constituting, and the rights, preferences, privileges, and restrictions relating to the Series A Mandatorily Redeemable Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock as follows:

Section I.  Series A Mandatorily Redeemable Preferred Stock.
            -----------------------------------------------

     A.             Designation and Amount.  The number of shares constituting
                    ----------------------
     the Series A Mandatorily Redeemable Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), shall be Thirty Thousand (30,000)
                 ------------------------
     shares.

     B.             Dividends and Distributions.
                    ---------------------------

          1.   Dividends. There shall be no dividends on the Series A Preferred
               ---------
          Stock prior to June 1, 2002. Thereafter, the holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds of the Company legally available therefor, on any shares of Series A Preferred Stock that have not been redeemed by the Company pursuant to Section I.E. of
                                                                 ------------
          this Certificate of Determination, dividends, at the rate of $15.00 per share per annum, on the Series A Preferred Stock, which dividends shall be cumulative, shall accrue on a daily basis without interest from June 1, 2002, and shall be payable in cash quarterly in arrears on September 1, December 1, March 1 and June 1 of each year (each a "Series A Payment Date"), commencing September 1, 2002 (except that if
           ---------------------
          any such date is not a Business Day, then such dividend shall be payable on the next succeeding day that is a Business Day). The accumulation and accrual of dividends on the Series A Preferred Stock after June 1, 2002 shall occur regardless of whether or not the Corporation shall have funds legally available for the payment of dividends.

          In no event, so long as any Series A Preferred Stock shall remain outstanding, shall (i) any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Common Stock, other than a dividend or distribution payable in shares of Common Stock,
          (ii) without the written consent of the holders of 50% of the outstanding shares of Series A Preferred Stock, shall any shares of Common Stock be purchased or redeemed by the Corporation, nor (iii) shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock.

          Dividends shall be payable to the holders of record on the record date established by the Board of Directors of the Company (the "Record
                                                                     ------
          Date"), which date shall be no less than 10 days prior to each Series
          ----
          A Payment Date.

          2.   Liquidation Preference.  In the event of any liquidation,
               ----------------------
          dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive with respect to each share, out of the assets of the

          Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, plus a sum equal to One Hundred Dollars ($100.00) per share (the "Series A Preferred Liquidation Preference"), and no more, before
                -----------------------------------------
          any payment shall be made or any assets distributed to (a) prior to June 1, 2002, holders of Common Stock, or (b) on or after June 1, 2002, holders of the Common Stock, the Series B Preferred Stock and the Series C Preferred Stock. Prior to June 1, 2002, the Series A Preferred Stock shall be pari passu with the Series B Preferred Stock and the Series C Preferred Stock as to liquidation. After June 1, 2002, the Series A Preferred Stock shall be senior as to liquidation to all series of Preferred Stock issued by the Corporation. In the event the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series A Preferred Stock and any other class or series of the Corporation's capital stock which has or may hereafter have parity as to liquidation rights with the Series A Preferred Stock (the "Series A Parity
                                                         ---------------
          Liquidation Stock"), the holders of the Series A Preferred Stock and
          -----------------
          the holders of the Series A Parity Liquidation Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preferences of the Series A Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a merger, consolidation, or other business combination of the Corporation with or into another corporation or other entity nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this
          Section I.B.2. (unless in connection therewith the liquidation of the
          --------------
          Corporation is specifically approved by the shareholders of the Corporation).

     C.   Voting Rights.  So long as any Series A Preferred Stock, Series B
          -------------
     Preferred Stock or Series C Preferred Stock shall be outstanding, consent of the holders of at least a majority of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, will be required for (a) any sale by the Corporation of a substantial portion of its assets, (b) any merger of the Corporation with another entity, (c) each amendment of the Corporation's articles of incorporation as then in effect, and (d) any action that (i) increases the authorized number of shares of Preferred Stock of the Corporation of any series, (ii) except as contemplated herein, creates any new class or series of shares having preference over or being on a parity with the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, or (iii) creates any contractually subordinated Indebtedness of the Corporation. Except for such consent rights and such voting rights as may be provided by applicable law, the Series A Preferred Stock shall have no voting rights as a separate series except the right to vote as a separate series within the class of preferred stock as to any matters regarding the modification of the rights, privileges or terms of the Series A Preferred Stock and otherwise in accordance with applicable law. Any required vote of a separate series will be accomplished by the vote of a majority of the shares of such series.

     D.   Conversion.  The Series A Preferred Stock shall not be convertible.
          ----------

     E.        Mandatory Redemption.
               --------------------

       1.  Mandatory Redemption Events.  The Series A Preferred Stock shall be
           ---------------------------
       mandatorily redeemed in full by the Corporation upon the happening of the following:

           a. The Series A Preferred Stock shall be mandatorily redeemed in full by the Corporation on May 31, 2002 for cash (subject to the legal availability of funds therefor) at a price per share equal to the Series A Preferred Liquidation Preference.

           b. The Series A Preferred Stock shall be mandatorily redeemed in full by the Corporation for cash (subject to the legal availability of funds therefor) at a price per share equal to the Series A Preferred Liquidation Preference upon the occurrence of a Change of Control. For purposes of this Certificate of Determination, "Change of Control" shall be defined as:
            -----------------

               (1) any merger or consolidation of the Corporation where the Corporation is not the surviving entity or as a result of which Kayne Anderson and its Affiliates cease to beneficially own (as beneficial ownership is defined in Rule 13d-3 of the Exchange
               Act) and control, directly or indirectly, at least twenty-five (25%) percent of the issued and outstanding shares of capital stock of the Company entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the Board of Directors of the Corporation; or

               (2) any sale or transfer of all or substantially all of the Corporation's assets or stock.

           a. The Series A Preferred Stock shall be mandatorily redeemed in full by the Corporation for cash (subject to the legal availability of funds therefor) at a price per share equal to the Series A Preferred Liquidation Preference if the Corporation shall consummate the sale or a series of related sales for cash of equity securities, the net proceeds to the Corporation from which (after deduction of discounts, commissions and other offering expenses) shall equal or exceed Fifteen Million Dollars ($15,000,000).

       2.  Notice of Redemption.  Notice of any redemption of the Series A
           --------------------
       Preferred Stock specifying the time and place of redemption, the Series A Preferred Liquidation Preference and the paragraph pursuant to which such redemption is being made, shall be mailed by certified or registered mail, return receipt requested, at the address for such holder shown on the Corporation's records not more than one hundred twenty (120) nor less than thirty (30) days prior to the date on which such redemption is to be made, with respect to the Series A Preferred Stock. Upon mailing any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified therein all shares therein specified. The redemption price shall be payable to the holders of record of the Series A Preferred Stock on the record date established by Board of Directors of the Corporation for such redemption.

         3.  Deposit of Redemption Price.  On or before any date of redemption
             ---------------------------
         specified in any notice of redemption of any Series A Preferred Stock, the Corporation shall deposit the amount of the Series A Preferred Liquidation Preference with a bank or trust company having an office in the cities of New York or Los Angeles, designated in such notice of redemption, irrevocably in trust for the benefit of the holder of such Series A Preferred Stock, such share shall be deemed to have been redeemed on the redemption date so specified, whether or not the certificate for such Series A Preferred Stock shall be surrendered for redemption and canceled.

     F.  Information Rights.  The Corporation shall timely furnish to the
         ------------------
     holders of the Series A Preferred Stock copies of the Corporation's annual and quarterly financial statements and, upon reasonable request, copies of the Corporation's monthly financial statements. Authorized representatives of such Series A Preferred Stock holders will have the right, upon reasonable notice, to inspect the books and records of the Corporation, provided that any information obtained by such representatives shall be treated as confidential.

Section II.  Series B Convertible Preferred Stock.
             ------------------------------------

     A.        Designation and Amount.  The number of shares constituting the
               ----------------------
     Series B Convertible Preferred Stock, par value $.01 per share (the "Series
                                                                          ------
     B Preferred Stock"), shall be Thirty Thousand (30,000) shares.
     -----------------

     B.        Dividends and Distributions.
               ---------------------------

         1.  Dividends.  There shall be no dividends on the Series B Preferred
             ---------
             Stock.

         2.  Liquidation Preference.  In the event of any liquidation,
             ----------------------
         dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive with respect to each share, out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to One Hundred Dollars ($100.00) per share (the "Series B Preferred Liquidation Preference"), and no more, before any
          -----------------------------------------
         payment shall be made or any assets distributed to the holders of Common Stock. Additionally, prior to June 1, 2002, the Series B Preferred Stock shall rank pari passu with the Series A Preferred Stock and the Series C Preferred Stock as to liquidation, and shall be senior to or pari passu with any other Preferred Stock issued by the Corporation subsequent to the date of issuance of the Series B Preferred Stock. After June 1, 2002, as to liquidation, (a) the Series A Preferred Stock shall be senior with respect to liquidation to the Series B Preferred Stock and the Series C Preferred Stock, (b) the Series B Preferred Stock shall rank pari passu with the Series C Preferred Stock, and (c) the Series B Preferred Stock and the Series C Preferred Stock shall be pari passu or senior to any other Preferred Stock issued by the Corporation. In the event, after the payment in full of any liquidation amounts to holders of Preferred Stock that is senior to the Series B Preferred Stock, the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series B Preferred Stock and any other class or series of the Corporation's capital stock which has or may hereafter have parity as to liquidation rights with the Series B Preferred Stock (the "Series
                                                                          ------
         B Parity Liquidation Stock"), the holders of the Series B Preferred
         --------------------------
         Stock and the holders of the Series B Parity Liquidation Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preferences of the Series B Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a merger, consolidation, or other business combination of the Corporation with or into another corporation or other entity nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this Section II. B.2. (unless in connection therewith the
                 ----------------
         liquidation of the Corporation is specifically approved by the shareholders of the Corporation).

     C.  Voting Rights.  So long as any Series A Preferred Stock, Series B
         -------------
     Preferred Stock or Series C Preferred Stock shall be outstanding, consent of the holders of at least a majority of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, will be required for (a) any sale by the Corporation of a substantial portion of its assets, (b) any merger of the Corporation with another entity, (c) each amendment of the Corporation's articles of incorporation as then in effect, and (d) any action that (i) increases the authorized number of shares of Preferred Stock of the Corporation of any series, (ii) except as contemplated herein, creates any new class or series of shares having preference over or being on a parity with the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, or (iii) creates any new contractually subordinated Indebtedness of the Corporation. Except for such consent rights and such voting rights as may be provided by applicable law, the Series B Preferred Stock shall have no voting rights as a separate series except the right to vote as a separate series within the class of Preferred Stock as to any matters regarding the modification of the rights, privileges or terms of the Series B Preferred Stock and otherwise in accordance with applicable law. Any required vote of a separate series will be accomplished by the vote of a majority of the shares of such series.

     D.  Conversion.  The Series B Preferred Stock shall be convertible in
         ----------
     accordance with the provisions of Section IV of this Certificate of
                                       ----------
     Determination.

     E.  Redemption.  The Series B Preferred Stock shall not be mandatorily
         ----------
     redeemable by the Corporation.

     F.  Information Rights. The Corporation shall timely furnish to the holders
         ------------------
     of the Series B Preferred Stock copies of the Corporation's annual and quarterly financial statements and, upon reasonable request, copies of the Corporation's monthly financial statements. Authorized representatives of such Series B Preferred Stock holders will have the right, upon reasonable notice, to inspect the books and records of the Corporation, provided that any information obtained by such representatives shall be treated as confidential.

Section III.  Series C Convertible Preferred Stock.
              ------------------------------------

     A.        Designation and Amount.  The number of shares constituting the
               ----------------------
     Series C Convertible Preferred Stock, par value $.01 per share (the "Series
                                                                          ------
     C Preferred Stock"), shall be Thirty-Eight Thousand Five Hundred (38,500)
     -----------------
     shares.

     B.        Dividends and Distributions.
               ---------------------------

        1.  Dividends.  There shall be no dividends on the Series C Preferred
            ---------
            Stock.

        2.  Liquidation Preference. In the event of any liquidation, dissolution
            ----------------------
        or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive with respect to each share, out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to One Hundred Dollars ($100.00) per share (the "Series C Preferred
                                                         ------------------
        Liquidation Preference"), and no more, before any payment shall be made
        ----------------------
        or any assets distributed to the holders of Common Stock. Additionally, prior to June 1, 2002, the Series C Preferred Stock shall rank pari passu with the Series A Preferred Stock and the Series B Preferred Stock as to liquidation, and shall be senior to or pari passu with any other Preferred Stock issued by the Corporation subsequent to the date of issuance of the Series C Preferred Stock. After June 1, 2002, as to liquidation, (a) the Series A Preferred Stock shall be senior with respect to liquidation to the Series B Preferred Stock and the Series C Preferred Stock, (b) the Series B Preferred Stock shall rank pari passu with the Series C Preferred Stock and (c) the Series B Preferred Stock and the Series C Preferred Stock shall be pari passu or senior to any other Preferred Stock issued by the Corporation. In the event, after the payment in full of any liquidation amounts to holders of any Preferred Stock that is senior to the Series C Preferred Stock, the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series C Preferred Stock and any other class or series of the Corporation's capital stock which has or may hereafter have parity as to liquidation rights with the Series C Preferred Stock (the "Series C Party Liquidation Stock"), the holders of
                             --------------------------------
        the Series C Preferred Stock and the holders of the Series C Parity Liquidation Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preferences of the Series C Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a merger, consolidation, or other business combination of the Corporation with or into another corporation or other entity nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this Section III.B.2. (unless in connection therewith
                             ----------------
        the liquidation of the Corporation is specifically approved by the shareholders of the Corporation).

     C. Voting Rights.  So long as any Series A Preferred Stock, Series B
        -------------
     Preferred Stock or Series C Preferred Stock shall be outstanding, consent of the holders of at least a majority of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, will be required for (a) any sale by the Corporation of a substantial portion of its assets, (b) any merger of the Corporation with another entity, (c) each amendment of the Corporation's articles of incorporation as then in effect, and (d) any action that (i) increases the authorized number of shares of Preferred Stock of the Corporation of any series, (ii) except as contemplated herein, creates any new class or series of shares having preference over or being on a parity with the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, or (iii) creates any contractually subordinated Indebtedness of the Corporation. Except for such consent rights and such voting rights as may be provided by applicable law, the Series C Preferred Stock shall have no voting rights as a separate series except the right to vote as a separate series within the class of Preferred Stock as to any matters regarding the modification of the rights, privileges or terms of the Series C Preferred Stock and otherwise in accordance with applicable law. Any required vote of a separate series will be accomplished by the vote of a majority of the shares of such series.

     D.  Conversion.  The Series C Preferred Stock shall be convertible in
         ----------
     accordance with the provisions of Section IV of this Certificate of
                                       ----------
     Determination.

     E.  Redemption.  The Series C Preferred Stock shall not be mandatorily
         ----------
     redeemable by the Corporation.

     F   Information Rights. The Corporation shall timely furnish to the holders
         ------------------
     of the Series C Preferred Stock copies of the Corporation's annual and quarterly financial statements and, upon reasonable request, copies of the Corporation's monthly financial statements. Authorized representatives of such Series C Preferred Stock holders will have the right, upon reasonable notice, to inspect the books and records of the Corporation, provided that any information obtained by such representatives shall be treated as confidential.

Section IV.  Conversion.  The shares of Preferred Stock of the Corporation shall
             ----------
be convertible as set forth below.

     A.  Right to Convert.
         ----------------

         1.  Series A Preferred Stock. The Series A Preferred Stock shall not be
             ------------------------
             convertible.

         2.         Series B Preferred Stock.  Any time, and from time to time,
                    ------------------------
             each share of Series B Preferred Stock shall, at the option of the holder thereof, be convertible at any time into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100/th/ of a share) obtained by dividing the Series B Preferred Liquidation Preference by $3.00 per share, as adjusted from time to time as provided herein (the "Series B Conversion Price") and by surrender of such share so to
              -------------------------
             be converted in the manner provided in Section IV.B. below. The
                                                    -------------
             Series B Conversion Price shall initially be $3.00 and shall be subject to adjustment and readjustment from time to time as set forth in Section IV.C. below.
                      -------------

         3.         Series C Preferred Stock.  Any time, and from time to time,
                    ------------------------
             each share of Series C Preferred Stock shall, at the option of the holder thereof, be convertible at any time into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100/th/ of a share) obtained by dividing the Series C Preferred Liquidation Preference by $2.00 per share, as adjusted from time to time as provided herein (the "Series C
                                                                    --------
             Conversion Price") and by surrender of such share so to be
             ----------------
             converted in the manner provided in Section IV.B. below. The Series
                                                 -------------
             C Conversion Price shall initially be $2.00 and shall be subject to adjustment and readjustment from time to time as set forth in
             Section IV.C. below.
             -------------

     B.  Mechanisms of Conversion.  In order to exercise the conversion
         ------------------------
         privilege, the holder of one or more shares of Series B Preferred Stock or Series C Preferred Stock to be converted shall surrender such shares to the Secretary of the Corporation at the Corporation's principal offices, accompanied by the funds, if any, required to pay transfer or similar taxes and shall give written notice (the "Conversion Notice")
                                                           -----------------
         to the Corporation that such holder elects to convert all or a specified number of such shares and stating in such Conversion Notice, his name or the name or names of his nominees in which he wishes the certificate or certificates for Common Stock to be issued, together with instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney and an amount sufficient to pay any transfer or similar tax. As promptly as practicable after the surrender of such shares of Series B Preferred Stock and/or shares of Series C Preferred Stock and the receipt of the Conversion Notice, instruments of transfer and funds to pay any transfer or similar tax, if any, as aforesaid, the Corporation shall issue and deliver at such office to such holder of convertible Preferred Stock, or to his nominee or nominees, a certificate or certificates representing the number of shares of Common Stock and a check or cash with respect to any fractional interest in a share of Common Stock to which he shall be entitled as aforesaid in accordance with the following paragraph and, if less than the full number of shares of Series B Preferred Stock or Series C Preferred Stock evidenced by such surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares of Series B Preferred Stock or Series C Preferred Stock evidenced by such surrendered certificate less the number of such shares of Series B Preferred Stock or Series C Preferred Stock being converted. Any conversion made at the election of a holder of Series B Preferred Stock or Series C Preferred Stock shall be deemed to have been made immediately prior to the close of business on the date of such surrender of such shares to be converted, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

         No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock or the Series C Preferred Stock. If more than one share of Series B Preferred Stock and/or Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate of $100.00 for each such share so surrendered. In lieu of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of any share of Series B Preferred Stock and/or Series C Preferred Stock, the Corporation shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the closing price of the Common Stock (as reported on the national exchange or quotation system on which the Common Stock is then traded; or, if the Common Stock is not then traded on such an exchange or system, as determined in good faith by the Board of Directors of the Corporation) on the Business Day next preceding the day of conversion, multiplied by the fractional interest that otherwise would have been deliverable upon conversion of such share.

     C.  Adjustments to Conversion Price:
         -------------------------------

         1.  Stock Dividends, Subdivisions and Combinations. In case at any time
             ----------------------------------------------
         or from time to time after the Preferred Stock Issuance Date the Corporation shall, subject to the restrictions set forth in Section
                                                                     -------
         IV.D. of this Certificate of Determination:
         -----

             a. pay a dividend or make a distribution on its Common Stock in shares of Common Stock,

             b. subdivide its outstanding shares of Common Stock into a greater number of shares, or

             c. combine its outstanding shares of Common Stock into a smaller number of shares,

         then in each such case the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Series B Preferred Stock or Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision or combination.

     D.  No impairment.  The Corporation will not through any reorganization,
         -------------
     transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section IV and in the taking of all such
                                       ----------
     action as may be necessary or appropriate in order to protect the conversion rights of the holders of shares of Series B Preferred Stock or the Series C Preferred Stock against impairment. Without limiting the generality of the foregoing, the Corporation (i) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid nonassessable shares of stock on the conversion of the Series B Preferred Stock or Series C Preferred Stock, and
     (ii) will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after the action upon the conversion of all of the shares of Series B Preferred Stock and Series C Preferred Stock will exceed the total number of shares of Common Stock then authorized by the Restated Articles and available for the purpose of issue upon such conversion.

     E.  Certificate as to Adjustments.  Upon the occurrence of each adjustment
         -----------------------------
     or readjustment of the Conversion Price pursuant to this Section IV, the
                                                              ----------
     Corporation shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Series B Preferred Stock and Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the number of shares of Common Stock then outstanding or deemed to be outstanding, and (ii) the Conversion Price in effect immediately prior to such issue or sale and as adjusted and readjusted on account thereof, showing how such Conversion Price was calculated. The Corporation shall, as promptly as practicable following its receipt of the written request of any holder of shares of Series B Preferred Stock and Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) the Conversion Price at the time in effect, showing how it was calculated and
     (ii) the number of shares of Common Stock which at the time would be received upon the conversion of the Series B Preferred Stock or the Series C Preferred Stock.

     F.  Notices of Record Date.  In the event of any taking by the Corporation
         ----------------------
     of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Stock and the Series C Preferred Stock at least ten days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     G.  Common Stock Reserved.  The Corporation shall at all times reserve and
         ---------------------
     keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series B Preferred Stock and the Series C Preferred Stock.

Section V.  Miscellaneous.  This Certificate of Determination shall also be
            -------------
governed by the following:

     A.  Amendment and Waiver.  This Certificate of Determination may be amended
         --------------------
     or otherwise altered in accordance with applicable law and Sections I.C.,
                                                                --------------
     II.C. and III.C. above.  No amendment, modification or waiver of any
     ----------------
     provision hereof shall extend to or affect any obligation not expressly amended, modified or waived or impair any right consequent thereon. No course of dealing, and no failure to exercise or delay in exercising any right, remedy, power or privilege hereunder, shall operate as a waiver, amendment or modification of any provision of this Certificate of Determination.

     B.  Reacquired Shares.  Any shares of Series A Preferred Stock, Series B
         -----------------
     Preferred Stock or Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of Preferred Stock of the Corporation, undesignated as to series.

     C.  Registration.  The Corporation shall keep at its principal office (or
         ------------
     such other place as the Corporation reasonably designates) a register for the registration of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by the surrendered certificate (and the Corporation forthwith shall cancel such surrendered certificate), subject to the requirements of applicable securities laws and any other applicable restrictions. Each such new certificate shall be registered in such name and shall represent such number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock as shall be requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

     D.  Replacement.  Upon receipt of evidence reasonably satisfactory to the
         -----------
     Corporation (an affidavit and indemnity of the registered holder, including a bond if so requested by the Corporation, shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock and, in the case of loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the registered holder is a financial institution, its own agreement of indemnity shall be satisfactory), or, in the case of mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     E.  Definitions.  The following terms shall have the following meanings,
         -----------
     which meanings shall be equally applicable to the singular and plural forms of such terms:

     "Affiliate" of a Person means a Person that directly or indirectly
      ---------
controls, or is controlled by, or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Business Day" means any day which is not a Saturday or a Sunday or a
      ------------
public holiday or a day on which banks are required or permitted to close under the laws of the State of California.

     "Change of Control" has the meaning assigned to such term in Section I.E.
      -----------------                                           ------------
of this Certificate of Determination.

     "Common Stock" means the Common Stock of the Corporation without par value.
      ------------

     "Conversion Price" shall mean, (i) with respect to the Series B Preferred
      ----------------
Stock, the Series B Conversion Price and (ii) with respect to the Series C Preferred Stock, the Series C Conversion Price.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
any similar or successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at any applicable time.

          "Indebtedness" means, as of any date, capital lease obligations,
           ------------
current and long-term portions of all debt with maturities of one year or longer, all debt with maturities of less than one year and other similar monetary obligations, whether direct or guaranteed, directly or indirectly, other than obligations with respect to deferred compensation and trade accounts payable less than 90 days past due.

          "Kayne Anderson" means Kayne Anderson Investment Management, Inc.,
           --------------
KAIM Non-Traditional, L.P., Kayne Anderson Non-Traditional Investments, L.P., Kayne Anderson Offshore Limited, ARBCO Associates, L.P., Offense Group Associates, L.P., and Opportunity Associates, L.P. and each of their Affiliates.

          "Person" shall include an individual, a corporation, a limited
           ------
liability company, an association, a partnership, a limited liability partnership, a trust or estate, a government or any agency or political subdivision thereof, or any other entity.

          "Preferred Stock Issuance Date" means the date on which the
           -----------------------------
Corporation first issues any shares of Preferred Stock.

     F.   Notices.  All notices provided hereunder shall be in writing and shall
          -------
     be delivered by courier, messenger, registered or certified mail, return receipt requested, postage prepaid or by facsimile, receipt confirmed by sender and will be deemed to have been given when so mailed (or receipt confirmed in the case of a facsimile) (i) to the Company, at its principal executive offices and (ii) to the holder of Preferred Stock, at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any such holder).

     The undersigned, Jerry R. Welch and Gina M. Shauer, further certify that
(1) the number of shares of Series A Mandatorily Redeemable Preferred Stock is 30,000 shares, none of which shares have been issued, (2) the number of shares of Series B Convertible Preferred Stack is 30,000 shares, none of which shares have been issued, and (3) the number of shares of Series C convertible Preferred Stock is 38,500 shares, none of which shares have been issued.

     The undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his or her own knowledge.



Date:  December 16, 1998                /s/ Jerry R. Welch
                                        Jerry R. Welch
                                        President and Chief Executive Officer





Date:  December 16, 1998                /s/  Gina M. Shauer
                                        Gina M. Shauer
                                        Secretary